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                          INDEPENDENT AUDITORS' CONSENT

                  We consent to the use of our report dated October 23, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust The Competitive Edge Best Ideas Portfolio Series 2000-4 (Registration Statement No. 333-44518), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
October 23, 2000